UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ExpressJet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EMPLOYEE STOCK PLAN

Q&A DOCUMENT

November 1, 2010

Following are some questions and answers related to the settlement of XJT shares as a result of the merger with SkyWest / Atlantic Southeast Airlines. Should you have additional questions, please email rhonda.alley@expressjet.com.

Q.	What will be the process regarding the vesting of our Restricted Shares in regards to pay out, transaction fees and taxes withheld?

A.	Upon the change in control, all restricted shares in the Stock Incentive Program for Sr. Managers and above will vest immediately. The non-option shares the participant holds will pay $6.75 per share in the form of cash, minus any applicable taxes. Participants should not expect to pay commissions associated with the surrender of their restricted shares that are held in the account administered through Merrill Lynch (ExpressJet’s stock incentive plan administrator. SkyWest appointed Zions Bank as their exchange agent to coordinate the payment of the cash merger.

It is anticipated that shares surrendered at closing as a result of vesting will be paid out in the form of a check and mailed to your address of record. Any shares already held with ML or another broker will have cash transferred to their account.

Q.	What happens to my options under the Stock Incentive Program?

A.	Your options will immediately vest upon the change in control . The exercise price for options granted under the Stock Incentive Plans exceeds the Merger Consideration price of $6.75 per share. For example, if your options have an exercise price of $54.00, then it might not be financially sensible for you to exercise your options because your cash outlay would be $54.00 per share and your return would only be $6.75 per share. If you have options granted under the 2002 Stock Incentive Plan, you will receive an “Acknowledgement Agreement and Release” form and have the opportunity to receive $0.10 per option as consideration for the release of any and all rights that you have or may have had to purchase shares of ExpressJet common stock. If you complete and return the signed form, Payroll will process payment as soon as administratively possible following the close of the merger. To view your ML account, go to www.benefits.ml.com.

Q.	I’m holding stock certificates from the IPO, how will I receive payment for those?

A.	You will be contacted regarding the process of delivering your certificates in exchange for $6.75 per share. If you hold certificated shares, the exchange agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration on or about the date on which SkyWest completes the merger. Do not send in your share certificates now.

Q.	What if I transferred shares from Merrill Lynch? How will my broker be notified?

A.	If you own shares of our common stock that are held in “street name” by your broker, you will receive instructions from your broker as to how to surrender your “street name” shares and receive cash for those shares

Q.	I participate in the Employee Stock Purchase Program, how will I receive cash for my shares?

A.	Computershare will provide the exchange agent with participant information so that the ESPP shares are exchanged for $6.75 per share in the form of cash, minus any applicable taxes. If you are participating in the current option period, upon the closing date with SkyWest / Atlantic Southeast Airlines , your payroll deductions will cease. The amounts deducted prior to close will be applied towards the purchase of additional shares based on the terms of the program. These shares will also be surrendered for $6.75 per share as outlined above.

Q.	Will there be any penalties associated with the sale of the ESPP shares if they have not been held for the required time as outlined in the plan?

A.	No, but there are certain tax consequences associated with the sale of shares. The shares surrendered will be treated as ordinary income equal to the fair market value on the date of exercise ($6.75) over the exercise price ($2.20 for example based on July 1, 2010 share price). Any excess received in the transaction over the ordinary income amount will be capital gain, either long or short term depending on whether the shares were held by the employee for more than one year after the date of exercise. Please consult with your tax advisor should you have any questions associated with tax issues and reporting, as this communication is not intended as tax advice.

Upon the SkyWest/ASA closing date, the XJT ESPP will be terminated. Communication regarding the SkyWest Employee Stock Purchase Program (if any), will be communicated directly from SkyWest or Atlantic Southeast Airlines.

Q.	I still have shares with Merrill Lynch as a result of Long-Term Incentive Program that paid out last January. Will the same process as shares held by Restricted Stock Plan Participants be the same?

A.	Yes.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction will be submitted to the stockholders of ExpressJet Holdings, Inc. (“XJT”) for their approval.

In connection with the transaction, XJT filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on October 18, 2010. The definitive proxy statement is being mailed to stockholders of XJT. XJT and SkyWest, Inc. (“SKYW”) may also file other documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS OF EXPRESSJET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT XJT AND THE TRANSACTION.

Investors and stockholders may obtain free copies of the proxy statement and other documents containing important information about XJT and SKYW through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by XJT are available free of charge on XJT’s website at www.expressjet.com under the tab “Investors” or by contacting XJT’s Investor Relations Department at (832) 353-1409. Copies of the documents filed with the SEC by SKYW are available free of charge on SKYW’s website at www.skywest.com under the tab “Invest” or by contacting SKYW’s Investor Relations Department at (435) 634-3203. None of the information included on any web site maintained by XJT, SKYW or any of their affiliates, or any other Internet web site linked to any such web site, is incorporated by reference in or otherwise made a part of this press release.

XJT, SKYW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XJT in connection with the transaction. Information about the directors and executive officers of XJT is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of SKYW is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the transaction is contained in the proxy statement and other relevant materials filed with the SEC.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect XJT’s and SKYW’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, XJT’s and SKYW’s expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction. No assurance can be given that the transaction will be completed or that completion will not be delayed.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of XJT and SKYW and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, the progress of the merger between Continental Airlines, Inc. and United Air Lines, Inc., global economic conditions, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

XJT and SKYW caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in XJT’s and SKYW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XJT, SKYW, the transaction or other matters and attributable to XJT, SKYW or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither XJT nor SKYW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.